UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                 Filed by the Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

RealD Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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*The below letter was distributed to employees of RealD Inc. via email on November 9, 2015.

DRAFT RLD Transaction Employee Letter

Team RealD,

I’m pleased to share an important update with you about the future of RealD.  This morning, we announced that we entered into a definitive agreement under which Rizvi Traverse, a leading private equity investor who primarily invests in the media, entertainment and technology sectors, will acquire RealD for $11 per share in cash.  The transaction is currently expected to close in the Company’s fourth quarter of fiscal 2016 or shortly thereafter.  I will be holding team meetings to discuss the announcement and how it will affect you, to the extent that I can.  While it is still early in the process and we don’t have all the answers, our commitment to our employees remains our highest priority.

Over the past year, we conducted a comprehensive review of strategic opportunities that will allow us to better operate as a company and move the company forward.  We are confident that the transaction we announced this morning accomplishes that goal.  As a private company, RealD will have the flexibility and resources to further invest in our continued cinema leadership and visual technology innovation.

We believe that Rizvi Traverse is the right partner for RealD.  Rizvi Traverse is a leading private equity investor who primarily invests in the media, entertainment and technology sectors.  Their past investments include ICM, Summit Entertainment, Sesac, Playboy, Twitter, SpaceX, Square, and Snapchat to name a few.  Rizvi Traverse work closely with management teams to grow their unique platforms to an even higher level of performance. They have done their homework and they see the potential of RealD and believe there is a bright future ahead. Rizvi Traverse is also well aware of the significant contributions our employees have made to get us to where we are today. I am confident that Rizvi Traverse can help us to grow and reach our true potential more quickly and efficiently. Until the transaction closes, RealD will remain a public company and the deliverables will remain the same. I ask that you stay focused and continue to provide our global customer base and exhibitor partners with the high quality products and support that they have come to expect from us.

As with any transaction of this nature, there are steps that still need to be taken before the deal is finalized, including approval by our shareholders.  We understand that you will have many questions about what this announcement means for you.  While we don’t have all the answers, and there are regulations and restrictions governing communications when a transaction of this nature happens, we are committed to updating you with further developments as best we can.

As this transaction may generate interest from the media or other third parties, it is important that we speak with one voice. Should you receive any calls from reporters, investors or other outside parties please forward them to Will Hammond.

We have made great progress and I am very proud of all that we have been able to achieve to make RealD the great company it is today.

*The below letter was distributed to employees of RealD Inc. via email on November 9, 2015.

Thank you for your continued commitment and support.

-Michael

Cautionary Note on Forward-Looking Statements

Statements in this release that relate to future results and events are forward-looking statements based on RealD’s current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  Such risks and uncertainties include, among others:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain RealD shareholder approval or the failure to satisfy any other closing conditions imposed on the parties in connection with the consummation of the transactions described herein; (3) the ability to obtain regulatory approvals of the merger; (4) risks related to disruption of management’s attention from RealD’s ongoing business operations due to the transaction; (5)  the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; (6) the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; (7) the ability of the parties to satisfy the conditions to closing of the proposed transactions; (8) the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and (9) the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Amendment thereto on Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Given these uncertainties, undue reliance should not be placed on these forward-looking statements. RealD does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. The proxy statement and other materials

*The below letter was distributed to employees of RealD Inc. via email on November 9, 2015.

filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the merger. BEFORE MAKING ANY VOTING DECISION, REALD’S SHAREHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATE BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD, Inc., 100 North Crescent Drive Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.